CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of this Registration Statement on Form F-1, Amendment No. 1 of our report dated June 16, 2011, relating to the financial statements of Nautilus Marine Acquisition Corp. and to the reference to our Firm under the caption “Experts” in the Prospectus.

WithumSmith+Brown, PC
New Brunswick, New Jersey
June 16, 2011